UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14 6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +41 (0)41 561 32 77

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, CHF 0.03 par value	CRSP	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

The information reported under Item 2.01, Completion of Acquisition of Assets, of this Current Report on Form 8-K relating to the Retirement Agreement, Joint Venture Termination Agreement and 2019 Option Agreement (each as defined below) is incorporated herein by reference.

Item 1.02.Termination of a Material Definitive Agreement.

The information reported under Item 2.01, Completion of Acquisition of Assets, of this Current Report on Form 8-K relating to the Retirement (as defined below), the Joint Venture Termination Agreement and the termination of other related agreements is incorporated herein by reference.

Item 2.01.Completion of Acquisition of Assets.

In December 2015, CRISPR Therapeutics AG (“CRISPR”) and Bayer HealthCare LLC (“Bayer”) entered into a joint venture agreement (the “Joint Venture Agreement”), pursuant to which CRISPR and Bayer established Casebia Therapeutics Limited Liability Partnership (“Casebia”) to discover, develop and commercialize CRISPR/Cas9 gene-editing therapeutics to treat the genetic causes of bleeding disorders, autoimmune disease, blindness, hearing loss and heart disease. Under the Joint Venture Agreement, Bayer made available its protein engineering expertise and relevant disease know-how and CRISPR made available its proprietary CRISPR/Cas9 gene editing technology and intellectual property. Prior to the transactions described in this Current Report on Form 8-K, CRISPR and Bayer each held a 50% partnership interest in Casebia.

On December 13, 2019, CRISPR, Bayer, certain subsidiaries and affiliates of CRISPR and Bayer, and Casebia entered into a series of transactions by which, among other things, CRISPR and a wholly-owned subsidiary of CRISPR acquired 100% of the partnership interests in Casebia; CRISPR and Bayer terminated their joint venture; and CRISPR and Bayer entered into a new option agreement (the “2019 Option Agreement”). Such transactions are further described below.

Retirement Agreement

On December 13, 2019, CRISPR, a wholly-owned subsidiary of CRISPR, Bayer and Casebia entered into an agreement (the “Retirement Agreement”), pursuant to which Casebia retired Bayer’s outstanding partnership interests in exchange for up to $22 million returned from Casebia operating cash less certain estimated interim operating expenses, subject to potential post-closing adjustments (the “Retirement”).

In connection with the Retirement, a wholly-owned subsidiary of CRISPR simultaneously acquired a 1% partnership interest in Casebia in exchange for a capital contribution in an amount equal to 1% of the fair market value of Casebia. Accordingly, after effecting the Retirement, CRISPR and its wholly-owned subsidiary own 100% of the partnership interests in Casebia. The completion of the Retirement occurred simultaneously with the signing of the Retirement Agreement.

The Retirement Agreement contains customary representations and warranties and other customary terms for a transaction of this type. The Retirement Agreement also contains a non-solicitation provision pursuant to which Bayer agrees not to solicit certain Casebia employees for a period of one year following the Retirement, subject to customary exceptions.

In connection with the Retirement, the parties also entered into certain other ancillary agreements, including among others those described below.

Joint Venture Termination Agreement

In connection with entering into the Retirement Agreement, CRISPR, Bayer, certain subsidiaries and affiliates of CRISPR and Bayer, and Casebia entered into an agreement (the “Joint Venture Termination Agreement”) pursuant to which CRISPR and Bayer agreed to terminate the Joint Venture Agreement consistent with the terms of such agreement.

Under the Joint Venture Termination Agreement, Casebia owned patents, know-how and technology will be co-owned by CRISPR and Bayer, subject to certain exclusive licenses granted therein. In addition, the parties modified their rights and obligations under an amended and restated intellectual property management agreement and terminated other agreements between the parties related to the joint venture, including the CRISPR IP

Contribution Agreement, dated as of March 16, 2016, by and between CRISPR, certain of its subsidiaries, and Casebia, which is filed with the SEC as Exhibit 10.2 to CRISPR’s Annual Report on Form 10-K for the year ended December 31, 2018 and the existing Option Agreement, dated as of March 16, 2016, by and between CRISPR, Bayer and Casebia which is filed with the SEC as Exhibit 10.3 to CRISPR’s Annual Report on Form 10-K for the year ended December 31, 2018.

2019 Option Agreement with Bayer

In connection with entering into the Retirement Agreement and the Joint Venture Termination Agreement, CRISPR and Bayer also entered into the 2019 Option Agreement pursuant to which Bayer obtained an option (exercisable during a specified exercise period defined by future events, but in no event longer than 5 years after the effective date of the 2019 Option Agreement) to co-develop and co-commercialize two products for the diagnosis, treatment, or prevention of certain autoimmune disorders, eye disorders, or hemophilia A disorders. In the event Bayer elects to co-develop and co-commercialize a product, the parties will negotiate and enter into a co-development and co-commercialization agreement (a “Co-Commercialization Agreement”) for such product, and Bayer would be responsible for 50% of the research and development costs incurred by CRISPR for such product going forward. Bayer would receive 50% of all profits from sales of such product and would be responsible for 50% of all losses.

If Bayer elects to exercise its option to co-develop and co-commercialize a product, Bayer will make a one-time $20.0 million payment (the “Option Payment”) to CRISPR that will become non-refundable once the parties execute a Co-Commercialization Agreement with respect to such optioned product. The Option Payment is payable only once with respect to the first time Bayer exercises an option under the 2019 Option Agreement.

In addition, following Bayer’s exercise of its option and/or the execution of a Co-Commercialization Agreement for an optioned product, for a period beginning on the effective date of such Co-Commercialization Agreement and ending on the earlier of the 3 month anniversary of such effective date or during the 90-day negotiation process of such Co-Commercialization Agreement, Bayer has a right to negotiate an exclusive license to develop and commercialize such optioned product. If Bayer exercises such right, the parties will enter into an exclusive license agreement for such optioned product on terms mutually agreeable to the parties. Further, the Option Payment paid for such optioned product would become credited against payments due under such exclusive license or any other exclusive license entered into in connection with the 2019 Option Agreement.

Either party may terminate the 2019 Option Agreement upon the other party’s material breach, subject to specified notice and cure provisions. CRISPR may also terminate the 2019 Option Agreement in the event Bayer commences or participates in any action or proceeding challenging the validity or enforceability of any CRISPR patent necessary or useful for the research, development, manufacture or commercialization of a product that is the subject of the 2019 Option Agreement. Bayer may also terminate the 2019 Option Agreement upon CRISPR’s bankruptcy or insolvency, or for convenience at any time, after giving written notice.

The foregoing description of the Retirement Agreement, Joint Venture Termination Agreement and 2019 Option Agreement does not purport to be complete and is qualified in its entirety by such agreements, which will be filed with the SEC as exhibits to CRISPR’s Annual Report on Form 10-K for the year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: December 16, 2019	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D.
Chief Executive Officer